Exhibit 99.1
FOR IMMEDIATE RELEASE
Alliance Receives Nasdaq Delisting Notice
Alliance Announces New Independent Registered Public Accountants
SANTA CLARA, Calif.—(BUSINESS WIRE)—February 13, 2006—Alliance Semiconductor Corporation (Nasdaq:ALSC; the “Company”) today announced that on February 9, 2006, (a) the Company received a Nasdaq Stock Market, Inc. (“Nasdaq”) Staff Determination Letter stating that because it failed to comply with one of Nasdaq’s requirements for continued listing, the Company’s securities will be delisted from The Nasdaq Stock Market, unless the Company requests a Nasdaq hearing; and (b) the Company engaged Mark Bailey & Co. Ltd. as the Company’s new independent registered public accounting firm.
Nasdaq Delisting Notice
     On February 9, 2006, the Company received a Nasdaq Staff determination letter indicating that it was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) (the “Staff Determination Letter”). That rule requires the Company to file with Nasdaq copies of all reports filed or required to be filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company received this letter because its unaudited financial statements for the fiscal quarter ended December 24, 2005 (“Q3/06”) included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 8, 2006 had not been reviewed by an independent public accountant under Statement of Auditing Standards No. 100 “Interim Financial Information” (“SAS 100”) as required by SEC rules. The Staff Determination Letter stated that as a result of the Company’s non-compliance with Nasdaq Marketplace Rule 4310(c)(14), the Company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on February 21, 2006, unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel (the “Nasdaq Listing Panel”) in accordance with the Nasdaq rules to review the Staff determination on or before February 16, 2006 at 4:00 p.m. Eastern Time.
     The Company intends to request a hearing before a Nasdaq Listing Panel to appeal the Nasdaq’s Staff determination. Requesting a hearing will stay the delisting until the Nasdaq Listing Panel has reached a decision. As previously disclosed, the Company’s former independent registered public accounting firm resigned on December 6, 2005 prior to the required filing date for the Company’s Quarterly Report on Form 10-Q for Q3/06. As noted below, the Company has engaged a new independent registered public accounting firm. In connection with its appeal, the Company expects to present a proposal to continue its listing on Nasdaq. There can be no assurance that the Nasdaq Listing Panel will grant the Company’s request for continued listing.
Engagement of New Independent Registered Public Accounting Firm
     On February 9, 2006, the Audit Committee of the Company’s Board of Directors engaged Mark Bailey & Co. Ltd. (“Mark Bailey”) as the Company’s new independent registered public accounting firm for the fiscal year ending March 25, 2006. Mark Bailey immediately began its relationship with the Company and is commencing its review of the interim financial statements for the fiscal quarter ended December 24, 2005. As part of its engagement, Mark Bailey will review pursuant to SAS 100 the unaudited financial statements for Q3/06 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 9, 2006.

Forward-Looking Statements
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for the Company or our subsidiaries to differ materially from those discussed in forward-looking statements include: changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the semiconductor and communications industries; our ability to sustain historical margins; increased competition; increased costs; increases in our cost of borrowings or unavailability of debt or equity capital on terms considered reasonable by management if the need for financing arises; litigation and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
Contact:
Alliance Semiconductor Corporation, Santa Clara
Karl H. Moeller, Jr., 408-855-4900